SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2007
DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	0-5423	59-1277135
(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)
(561) 627-7171
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.
     Representatives of Dycom Industries, Inc. (the “Registrant”) made a presentation at the FBR Capital Markets Investor Conference in New York City, New York on Wednesday, November 28, 2007 at approximately 9:15 AM Eastern Time. A copy of the slide package used by the Registrant at this conference is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The presentation was broadcast live to the public through an audio webcast and the slides that accompanied the presentation were available to the public at the time of the webcast through the Registrant’s website.
     Please refer to page 1 (following the cover page) of the Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Registrant does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.
     The information in the preceding paragraphs, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.
Item 9.01 Financial Statement and Exhibits.
(d)	Exhibit
99.1	Slide package to be presented on November 28, 2007 (furnished with the Commission as a part of this Current Report on Form 8-K).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: November 28, 2007

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary